Exhibit 5.1

LEGAL OPINION AND CONSENT OF COUNSEL

THE O'NEAL LAW FIRM, P.C.
14835 East Shea Boulevard

Suite 103, PMB 494
Fountain Hills, Arizona 85268

480-812-5058
480-816-9241 (fax)

OPINION OF COUNSEL AND CONSENT OF COUNSEL

TO: Board of Directors
VGTel, Inc.

RE: Registration Statement on Form SB-2/A Dated November 13, 2007

Gentlemen:

As counsel to VGTel, Inc., a New York corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of 800,000 shares of the Company's $0.0001 par value common stock and 3,200,000 shares of the Company's $0.0001 par value common stock underlying four (4) series of stock purchase warrants on behalf of the Company's existing shareholders.

As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. We have also examined the applicable laws of the State of New York, provisions of the New York Constitution, and reported judicial decisions interpreting such laws. Based upon such examinations, we are of the opinion that the 800,000 shares of the Company's common stock  offered pursuant to the Registration Statement, are validly issued, fully paid and are non-assessable shares of the shares of the common stock of the Company. Further, we are of the opinion that the 3,200,000 shares of the Company's common stock  to be issued upon the exercise of the warrants , when issued, shall be validly issued, fully paid and are non-assessable shares of the shares of the common stock of the Company. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters".

Sincerely,
/s/ William O’Neal

/s/ THE O'NEAL LAW FIRM, P.C.

Fountain Hills, Arizona

DATED:  November 13, 2007